Exhibit 99.1

[Kraft Foods’ Logo]

Contacts:	Michael Mitchell (Media)	Christopher M. Jakubik (Investors)
	+1-847-646-4538	+1-847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS RECEIVES FAVORABLE IRS RULING ON TAX-FREE NATURE OF PLANNED SPIN-OFF

Separation Remains On-Track for Completion before End of 2012

     NORTHFIELD, Ill. – May 18, 2012 – Kraft Foods Inc. (NYSE:KFT) announced today that the U.S. Internal Revenue Service (IRS) has provided a favorable private letter ruling confirming the tax-free status of the planned spin-off of the company’s North American grocery business and certain related internal reorganization transactions. Following the transaction, the North American grocery business will be an independent, public company operating as Kraft Foods Group, Inc.

     “This favorable tax ruling from the IRS is a significant milestone in the spin-off process,” said Dave Brearton, Executive Vice President and Chief Financial Officer. “We remain firmly on-track to launch two industry-leading companies before the end of 2012.” Based on certain facts, assumptions, representations and undertakings set forth in the ruling, for U.S. federal income tax purposes, the distribution of Kraft Foods Group, Inc. common stock generally will not be taxable to Kraft Foods Inc. or to U.S. holders of Kraft Foods Inc. common stock, except in respect to cash received in lieu of fractional share interests, which generally will be taxable to the holders as capital gain.

     The spin-off is subject to a number of conditions, including the continued validity of the private letter ruling from the IRS, the effectiveness of Kraft Foods Group’s Registration Statement on Form 10 that was filed with the U.S. Securities and Exchange Commission, as amended, the execution of inter-company agreements related to the spin-off and final approval from the Kraft Foods Inc. Board of Directors.

     Further information on the spin-off of the North American grocery business is available in Kraft Foods Group’s Registration Statement on Form 10, as amended on May 14, 2012, at http://www.sec.gov or on Kraft Foods’ website at http://phx.corporate-ir.net/phoenix.zhtml?c=129070&p=irol-sec.

About Kraft Foods

     Kraft Foods Inc. (NYSE: KFT) is a global snacks powerhouse with an unrivaled portfolio of brands people love. Proudly marketing delicious biscuits, confectionery, beverages, cheese, grocery products and convenient meals in approximately 170 countries, Kraft Foods had 2011 revenue of $54.4 billion. Twelve of the company’s iconic brands –

Cadbury, Jacobs, Kraft, LU, Maxwell House, Milka, Nabisco, Oreo, Oscar Mayer, Philadelphia,

Tang and Trident – generate revenue of more than $1 billion annually. On Aug. 4, 2011, Kraft Foods announced plans to divide and create two independent public companies: a high-growth global snacks business and a high-margin North American grocery business. The transaction is expected to be completed before the end of 2012. A leader in innovation, marketing, health & wellness and sustainability, Kraft Foods is a member of the Dow Jones Industrial Average, Standard & Poor's 500, Dow Jones Sustainability Index and Ethibel Sustainability Index. Visit kraftfoodscompany.com and facebook.com/kraftfoodscorporate.

Forward-Looking Statements

     This press release contains a number of forward-looking statements. Words, and variations of words such as "expect," "will" and similar expressions are intended to identify our forward-looking statements, including but not limited to, our intent to create two industry-leading companies by the end of the year; our progress on the spin-off; and the tax-free status of the spin-off and related transactions. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, our failure to successfully separate the company and continued validity of the tax ruling. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

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